Exhibit 99.1

News Release

CONTACTS:

Magma Design Automation Inc.:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue of $41.3 Million in Third-Quarter Financial Results

SANTA CLARA, Calif., Feb. 2, 2006 –– Magma Design Automation Inc. (Nasdaq: LAVA), a provider of semiconductor design software, today announced it achieved record revenue of $41.3 million for its 2006 fiscal third quarter, ended Jan. 1, 2006, an increase of 11 percent over the $37.3 million reported for the year-ago third quarter ended Dec. 31, 2004.

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(8.1) million, or $(0.23) per share (basic and diluted), for the quarter, compared to a net loss of $(0.7) million, or $(0.02) per share (basic and diluted), for the year-ago third quarter.

Non-GAAP Results

Magma reported non-GAAP net income of $3.5 million for its fiscal 2006 third quarter, or $0.09 per share (diluted). This compares to a non-GAAP net income of $8.4 million, or $0.20 per share (diluted), for the year-ago third quarter.

Non-GAAP net income for the third quarter of fiscal 2006 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, charges associated with losses in equity investments, acquisition-related expenses, in-process research and development expenses and the tax effects of these adjustments. Non-GAAP net income for the third quarter of fiscal 2005 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, acquisition-related expenses, miscellaneous marketing expenses, restructuring expenses, charges associated with losses in equity investments, in-process research and development expenses and the tax effects of these adjustments. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

The costs of Magma’s patent litigation with Synopsys continued to have an impact on profitability. Litigation expenses in the third-quarter were $6.2 million, or $0.15 per share. Litigation expenses increased by $2.3 million, or $0.06 per share, in the third-quarter compared to the second quarter of fiscal 2006. In the third-quarter Magma generated cash flow from operations of approximately $6.4 million. The company generated $5.2 million free cash flow (defined as cash flow from operations less capital expenditures).

“It was a good quarter for Magma in all aspects of our operation,” said Rajeev Madhavan, chairman and CEO of Magma. “We achieved record revenue again – the third quarter in a row we have accomplished that – and all key financial metrics finished within our target ranges. More and more customers are finding Magma to be the best software for designing large, complex and high-performance designs. And we are at a record number of employees – very talented technologists, particularly in the R&D and application engineering teams, are finding that Magma is the place for them.”

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, amortization of deferred stock-based compensation, in-process research and development charges, integration and other acquisition-related expenses, workforce realignment restructuring charges, and the tax effects of its non-GAAP adjustments (yielding a non-GAAP effective tax rate of 16 percent for the third quarter of fiscal 2006) and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, services; (3) total cost of revenue; (4) gross profit; (5) operating expenses, research and development; (6) operating expenses, general and administrative; (7) total operating expenses; (8) operating income (loss); (9) other income (expense), net; (10) total interest and other income (expense), net; (11) net income (loss) before income taxes; (12) benefit from (provision for) income taxes; (13) net income (loss); and (14) net income (loss) per share. To determine its non-GAAP provision for income taxes, Magma recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Similarly, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, in order to make more consistent and meaningful evaluations of Magma’s operating expenses. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as those relating to workforce reductions executed in the ordinary course of business, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Income Statement Reconciliation	Three Months Ended		Nine Months Ended
(in thousands)	January 1, 2006	December 31, 2004	January 1, 2006	December 31, 2004

GAAP net loss	$(8,068)	$(719)	$(14,711)	$(2,967)
Amortization of developed technology	6,524	1,628	16,952	4,366
Amortization of intangible assets	2,682	4,680	9,152	13,248
Amortization of stock-based compensation	918	357	3,910	937
Acquisition related expenses	485	1,161	1,251	2,843
Legal settlement expense	—	—	750	—
Miscellaneous marketing expenses	—	(236)	—	108
In-process research and development	450	355	450	4,364
Restructuring charge	—	259	—	698
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	—	—	(8,120)	—

Loss on equity investments	343	352	854	1,016
Tax effect	124	566	405	(867)

Non-GAAP net income	$3,458	$8,403	$10,893	$23,746

Earnings Per Share Reconciliation	Three Months Ended		Nine Months Ended
	January 1, 2006	December 31, 2004	January 1, 2006	December 31, 2004
GAAP net loss	$(0.23)	$(0.02)	$(0.43)	$(0.09)
Amortization of developed technology	0.19	0.05	0.50	0.13
Amortization of intangible assets	0.08	0.14	0.27	0.39
Amortization of stock-based compensation	0.03	0.01	0.11	0.03
Acquisition related expenses	0.01	0.03	0.04	0.09
Legal settlement expense	—	—	0.02	—
Miscellaneous marketing expenses	—	(0.01)	—	—
In-process research and development	0.01	0.01	0.01	0.13
Restructuring charge	—	0.01	—	0.02
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	—	—	(0.24)	—

Loss on equity investments	0.01	0.01	0.03	0.03
Tax effect	—	0.02	0.01	(0.03)

Non-GAAP net income (basic)	$0.10	$0.25	$0.32	$0.70

Non-GAAP net income (diluted)	$0.09	$0.20	$0.27	$0.56

Basic shares used in calculation	34,470	33,829	34,237	33,742
Diluted shares used in calculation	40,052	41,749	39,937	42,317

Business Outlook

For Magma’s fiscal 2006 fourth quarter, ending April 2, 2006, the company expects total revenue in the range of $39 million to $43 million. GAAP net loss per share is expected to be in the range of $(0.17) to $(0.13) and non-GAAP earnings per share (EPS) is expected to be in the range of $0.09 to $0.13. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP projections is included in this release. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including guidance going forward, during a live webcast and earnings call today at 1:30 p.m. PST. The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #3991101
Elsewhere:	(706) 634-2358, conference ID #3991101

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through Feb. 9, 2006. Those without Internet access may listen to a replay of the call by telephone through Feb. 9 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #3991101
Elsewhere:	(706) 645-9291, conference ID #3991101

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma is a leading provider of software for semiconductor design. The world’s top chip companies use Magma’s EDA products to design and verify complex, high-performance integrated circuits (ICs) for communications, computing, consumer electronics and networking applications, while at the same time reducing design time and costs. Magma provides software for IC implementation, analysis, physical verification, characterization and programmable logic design, and the company’s integrated RTL-to-GDSII design flow offers “The Fastest Path from RTL to Silicon”TM. Magma is headquartered in Santa Clara, Calif. with offices around the world. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 1, 2006	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$52,885	$20,622
Restricted cash	55	2,950
Short-term investments	36,500	114,896
Accounts receivable, net	28,349	33,851
Prepaid expenses and other current assets	5,607	7,088

Total current assets	123,396	179,407
Property and equipment, net	19,713	21,309
Intangibles, net	77,841	69,573
Goodwill	44,130	43,194
Restricted cash	3,804	—
Other assets	5,042	5,741

Total assets	$273,926	$319,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,286	$3,010
Accrued expenses	26,220	22,321
Deferred revenue, current	18,785	20,745

Total current liabilities	47,291	46,076

Convertible subordinated notes	105,500	150,000
Other long-term liabilities	5,864	1,749

Total non-current liabilities	111,364	151,749

Total liabilities	158,655	197,825

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	282,756	261,627
Deferred stock-based compensation	(3,347)	(5,749)
Accumulated deficit	(130,355)	(115,644)
Treasury stock at cost	(32,651)	(16,606)
Accumulated other comprehensive loss	(1,136)	(2,233)

Total stockholders’ equity	115,271	121,399

Total liabilities and stockholders’ equity	$273,926	$319,224

MAGMA DESIGN AUTOMATION, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET LOSS

(in thousands, except per share data)

(Unaudited)

	For the Quarter Ended January 1, 2006			For the Quarter Ended December 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Licenses	$34,889	$—	$34,889	$31,663	$—	$31,663
Services	6,431	—	6,431	5,643	—	5,643

Total revenue	41,320	—	41,320	37,306	—	37,306

Cost of revenue:
Licenses	6,702	(6,524)	178	1,740	(1,628)	112
Services	4,183	(4)	4,179	3,839	5	3,844

Total cost of revenue	10,885	(6,528)	4,357	5,579	(1,623)	3,956

Gross profit	30,435	6,528	36,963	31,727	1,623	33,350

Operating expenses:
Research and development	10,830	(485)	10,345	10,223	(1,161)	9,062
In-process research and development	450	(450)	—	355	(355)	—
Sales and marketing	11,487	—	11,487	11,043	236	11,279
General and administrative	11,179	—	11,179	4,576	—	4,576
Amortization of intangible assets	2,682	(2,682)	—	4,680	(4,680)	—
Amortization of stock-based compensation	914	(914)	—	362	(362)	—
Restructuring charge	—	—	—	259	(259)	—

Total operating expenses	37,542	(4,531)	33,011	31,498	(6,581)	24,917

Operating income (loss)	(7,107)	11,059	3,952	229	8,204	8,433

Interest and other income (expense):
Interest income	795	—	795	551	—	551
Interest expense	(197)	—	(197)	(249)	—	(249)
Other income (expense), net	(776)	343	(433)	473	352	825

Total interest and other income (expense), net	(178)	343	165	775	352	1,127

Net income (loss) before income taxes	(7,285)	11,402	4,117	1,004	8,556	9,560
Benefit from (provision for) income taxes	(783)	124	(659)	(1,723)	566	(1,157)

Net income (loss)	$(8,068)	$11,526	$3,458	$(719)	$9,122	$8,403

Net income (loss) per share – basic	$(0.23)		$0.10	$(0.02)		$0.25

Net income (loss) per share – diluted*	$(0.23)		$0.09	$(0.02)		$0.20

Shares used in calculation:
Basic	34,470		34,470	33,829		33,829

Diluted*	34,470		40,052	33,829		41,749

MAGMA DESIGN AUTOMATION, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET LOSS

(in thousands, except per share data)

(Unaudited)

	For the Nine Months Ended January 1, 2006			For the Nine Months Ended December 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Licenses	$101,503	$—	$101,503	$93,830	$—	$93,830
Services	18,535	—	18,535	16,433	—	16,433

Total revenue	120,038	—	120,038	110,263	—	110,263

Cost of revenue:
Licenses	17,598	(16,952)	646	4,743	(4,366)	377
Services	12,566	(51)	12,515	11,388	(1)	11,387

Total cost of revenue	30,164	(17,003)	13,161	16,131	(4,367)	11,764

Gross profit	89,874	17,003	106,877	94,132	4,367	98,499

Operating expenses:
Research and development	33,186	(1,251)	31,935	30,316	(2,843)	27,473
In-process research and development	450	(450)	—	4,364	(4,364)	—
Sales and marketing	33,347	—	33,347	33,989	(108)	33,881
General and administrative	29,634	(750)	28,884	11,656	—	11,656
Amortization of intangible assets	9,152	(9,152)	—	13,248	(13,248)	—
Amortization of stock-based compensation	3,859	(3,859)	—	936	(936)	—
Restructuring charge	—	—	—	698	(698)	—

Total operating expenses	109,628	(15,462)	94,166	95,207	(22,197)	73,010

Operating income (loss)	(19,754)	32,465	12,711	(1,075)	26,564	25,489

Interest and other income (expense):
Interest income	2,042	—	2,042	1,660	—	1,660
Interest expense	(629)	—	(629)	(746)	—	(746)
Other income (expense), net	6,322	(8,120)	(944)	(731)	1,016	285
		854

Total interest and other income (expense), net	7,735	(7,266)	469	183	1,016	1,199

Net income (loss) before income taxes	(12,019)	25,199	13,180	(892)	27,580	26,688
Provision for income taxes	(2,692)	405	(2,287)	(2,075)	(867)	(2,942)

Net income (loss)	$(14,711)	$25,604	$10,893	$(2,967)	$26,713	$23,746

Net income (loss) per share – basic	$(0.43)		$0.32	$(0.09)		$0.70

Net income (loss) per share – diluted*	$(0.43)		$0.27	$(0.09)		$0.56

Shares used in calculation:
Basic	34,237		34,237	33,742		33,742

Diluted*	34,237		39,937	33,742		42,317

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF JANUARY 1, 2006

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING NET INCOME AND

DILUTED NET INCOME PER SHARE

(Unaudited)

Quarter Ending April 2, 2006
GAAP diluted net loss per share	$ (0.17) to $ (0.13)
Amortization of developed technology and intangibles	$0.23
Amortization of deferred stock-based compensation	$0.02
Acquisition related expenses	$0.01

Non-GAAP diluted net income per share	$0.09 to $0.13

(in millions)	Quarter Ending April 2, 2006
GAAP net loss	$ (7) to $ (5)
Amortization of developed technology and intangibles	$9
Amortization of deferred stock-based compensation	$1
Acquisition related expenses	$1

Non-GAAP net income	$4 to $6